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EXHIBIT 11

Computation of Primary and Fully Diluted Net Income Per Common Share

Year Ended December 31 (Dollars in millions, except per share data)                         1995             1994             1993
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Primary:
Average shares outstanding.......................................................    131,794,439      133,752,000      132,757,389
Net effect of the assumed purchase of stock under the stock option and stock
  purchase plans--based on the treasury stock method using average market price..      2,141,591        2,522,991        1,831,275
                                                                                   -------------------------------------------------
                                                                                     133,936,030      136,274,991      134,588,664
                                                                                   -------------------------------------------------
Income from continuing operations................................................   $      568.1     $      313.5     $      360.7
Preferred dividends..............................................................           (7.5)           (12.6)           (29.2)
                                                                                   -------------------------------------------------
Income from continuing operations applicable to common equity....................   $      560.6     $      300.9     $      331.5
                                                                                   -------------------------------------------------
Income from continuing operations per common share...............................   $       4.19     $       2.21     $       2.46
                                                                                   -------------------------------------------------
Income (loss) from discontinued operations.......................................             --     $       (8.5)    $        2.5
                                                                                   -------------------------------------------------
Income (loss) from discontinued operations per common share......................             --     $       (.06)    $        .02
                                                                                   -------------------------------------------------
Net income.......................................................................   $      568.1     $      305.0     $      363.2
Preferred dividends..............................................................           (7.5)           (12.6)           (29.2)
                                                                                   -------------------------------------------------
Net income applicable to common equity...........................................   $      560.6     $      292.4     $      334.0
                                                                                   -------------------------------------------------
Net income per common share......................................................   $       4.19     $       2.15     $       2.48
                                                                                   -------------------------------------------------
Fully diluted:*
Average shares outstanding.......................................................    131,794,439      133,752,000      132,757,389
Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method using average market price
  or year-end market price, whichever is higher..................................      2,790,528        2,720,882        1,888,873
Assumed conversion of Series 1991A Preferred Stock...............................      3,563,191        3,655,684        3,681,740
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                                                                                     138,148,158      140,128,566      138,328,002
                                                                                   -------------------------------------------------
Income from continuing operations................................................   $      568.1     $      313.5     $      360.7
Preferred dividends, excluding 1991A Preferred Stock.............................             --             (5.1)           (21.2)
                                                                                   -------------------------------------------------
Income from continuing operations applicable to common equity....................   $      568.1     $      308.4     $      339.5
                                                                                   -------------------------------------------------
Income from continuing operations per common share...............................   $       4.11     $       2.20     $       2.45
                                                                                   -------------------------------------------------
Income (loss) from discontinued operations.......................................             --     $       (8.5)    $        2.5
                                                                                   -------------------------------------------------
Income (loss) from discontinued operations per common share......................             --     $       (.06)    $        .02
                                                                                   -------------------------------------------------
Net Income.......................................................................   $      568.1     $      305.0     $      363.2
Preferred dividends, excluding 1991A Preferred Stock.............................             --             (5.1)           (21.2)
                                                                                   -------------------------------------------------
Net income applicable to common equity...........................................   $      568.1     $      299.9     $      342.0
                                                                                   -------------------------------------------------
Net income per common share......................................................   $       4.11     $       2.14     $       2.47
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*  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
   17 of APB Opinion No. 15 because it results in dilution of less than 3%.
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